SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒             Definitive Proxy Statement

☐               Definitive Additional Materials

☐               Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERIOR ESSEX INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

March 20, 2006

Dear Superior Essex Shareowner:

It is my pleasure to invite you to Superior Essex Inc.’s 2006 Annual Meeting of Shareowners. This year’s meeting will be held at Cobb Galleria Centre, Two Galleria Parkway, Suite 120, Atlanta, Georgia, on May 2, 2006 at 1:00 p.m., Eastern Daylight Time.

At this meeting, we will ask you to re-elect two directors and ratify the appointment of our independent auditors. We will also review our progress during the past year and answer your questions. Enclosed is the notice of annual meeting and proxy statement, describing the business we will conduct at the annual meeting. The proxy statement and the Company’s 2005 Annual Report on Form 10-K provide information you should consider when you vote your shares. We have also included a separate 2005 Annual Review, which is not a part of our proxy solicitation materials.

Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. You can vote your shares by completing and returning your proxy card.

Thank you for your ongoing support of and continued interest in Superior Essex.

Sincerely,

Stephen M. Carter
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
OF SUPERIOR ESSEX INC.

TIME AND DATE:	1:00 p.m., Eastern Daylight Time, May 2, 2006
PLACE:	Cobb Galleria Centre Two Galleria Parkway, Suite 120 Atlanta, Georgia
ITEMS OF BUSINESS:	• Re-elect two directors to serve until the annual meeting of shareowners in 2009;
• Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2006; and
• Consider any other business that may properly come before the meeting.
RECORD DATE:	Only those stockowners of record at the close of business on March 17, 2006 may vote at the annual meeting.
VOTING BY PROXY:

Please submit a proxy by mailing it in the enclosed envelope as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By order of the board of directors,
Barbara L. Blackford Executive Vice President, General Counsel and Secretary

March 20, 2006

SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION
AND THE ANNUAL MEETING

Why am I receiving these materials?

The board of directors of Superior Essex Inc. (referred to throughout this proxy statement as “Superior Essex,” the “Company,” “we,” “us” or “our”) is providing these materials to you and the Company’s other shareowners on or about March 24, 2006 in connection with our annual meeting of shareowners (the “meeting”), which will take place on May 2, 2006. You are cordially invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. Securities and Exchange Commission (“SEC”) regulations require us to provide this proxy statement when we ask you to sign a proxy card appointing proxies to vote on your behalf.

What proposals will be voted on at the meeting?

There are two proposals that will be voted on at the meeting:

•       A proposal to re-elect two directors to serve until the annual meeting of shareowners in 2009, and

•       A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2006.

What are the Board recommendations?

In summary, the board of directors recommends a vote FOR each of these proposals.

Who is entitled to attend the meeting and vote?

All shareowners as of the close of business on March 17, 2006, which we refer to as the record date, are entitled to notice of and to vote in person or by proxy at the meeting. On the record date, we had approximately 17,255,586 shares of common stock issued and outstanding, each of which is entitled to one vote on each proposal to be voted on at the meeting.

What constitutes a quorum for purposes of the meeting?

The presence at the meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock of the Company entitled to vote constitutes a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareowners or marked as “withheld” votes for the election of directors will be treated as present at the meeting for purposes of determining a quorum.

How many votes are needed to approve each proposal?

Election of Directors.   The election of directors requires the affirmative vote of a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Ratification of Independent Registered Public Accountants.   This proposal requires the affirmative vote of a majority of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

What shares may I vote?

You may vote all shares you owned as of the record date. These include (a) shares owned directly in your name as shareowner of record, and (b) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares at the meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name in the Company’s stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it in the enclosed envelope. You may also attend the meeting and vote in person.

“Street name” or “beneficial” shareowners of common stock (that is, shareowners who hold common stock through a broker, bank or other nominee) who wish to vote at the meeting will need to obtain a voting instruction form from the institution that holds their shares and to follow the voting instructions on that form. You will not be able to vote in person at the meeting unless you have obtained a signed proxy from the shareowner of record (your broker, bank or nominee) giving you the right to vote these shares.

What effect does an abstention, withheld vote or “broker non-vote” have?

A properly executed proxy marked “ABSTAIN” with respect to any matter or marked “WITHHELD” with respect to the election of directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. A withheld vote will have no effect on the outcome of the election of directors, but an abstention on any other matter will have the effect of a negative vote on that matter.

If you are a beneficial owner and you do not instruct your broker, bank or other nominee how to vote, the broker, bank or nominee has discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of the independent registered public accounting firm. Your broker, bank or nominee does not have discretion to vote on non-routine matters. If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors or the ratification of the selection of the independent auditor.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted:

•       for the election of the two nominees; and

•       for the ratification of the selection of our independent auditor.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the meeting and voting in person. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you beneficially own or hold in “street name,” you may accomplish this by submitting new voting instructions to your broker, bank or nominee.

What does it mean if I receive more than one proxy card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the votes?

Mary Love Sullenberger, our Assistant General Counsel, will tabulate the votes and act as inspector of elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Superior Essex or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareowners provide comments on their proxy card, which are then forwarded to Superior Essex management.

Where can I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2006.

What happens if additional proposals are presented at the meeting?

Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the meeting. If you grant a proxy, the people named as proxy holder, Stephen M. Carter, our Chief Executive Officer, David S. Aldridge, our Chief Financial Officer, Executive Vice President and Treasurer, and Barbara L. Blackford, our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the people named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Do I have cumulative voting rights or dissenters’ rights of appraisal?

No, you do not have the right to vote cumulatively in the election of directors and, under Delaware law, you do not have dissenters’ rights of appraisal in connection with the matters to be voted upon at the meeting.

Who will bear the costs of soliciting votes for the meeting?

We are making the solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing and distributing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

May I propose actions for consideration at next year’s annual meeting of shareowners or nominate individuals to serve as directors?

You may submit proposals for consideration at future shareowners meetings, including director nominations. For business to be considered at next year’s annual meeting, a shareowner must submit timely notice in writing to Barbara L. Blackford, Corporate Secretary, 150 Interstate North Parkway, Atlanta, GA 30339. For shareowner proposals to be included in the Company’s proxy statement for next year’s meeting, written notice must be received by our Secretary by the close of business on November 20,

2006. Thereafter, on or between January 2, 2007 and February 1, 2007, shareowner proposals may be submitted in accordance with our by-laws, but we are not required to include such proposals in our proxy materials.

Our by-laws include the specific requirements that must be included in any notice of business to be brought before the next annual meeting and are publicly available through our reports filed with the SEC or may be obtained from our Secretary, Barbara L. Blackford, upon request.

GOVERNANCE OF OUR COMPANY

General

We believe sound governance principles are essential to maintaining the confidence of investors. We also believe sound governance principles are vital in securing the trust of other key stakeholders and interested parties—including customers, employees, recruits, suppliers, vendors, government officials and the communities in which we do business. Our corporate governance policies establish a framework for the proper operation of our Company, consistent with our shareowners’ best interests and the requirements of law.

We are committed to rigorously and diligently exercising our oversight responsibilities throughout the Company, managing our affairs consistent with the highest principles of business ethics and meeting or exceeding the corporate governance requirements of both federal law and the Nasdaq Stock Market (“Nasdaq”). The steps we have taken to fulfill this commitment include:

•       Our board has adopted clear corporate governance principles;

•       The charters of our standing board committees—the audit committee, the governance and nominating committee and the compensation committee—clearly establish their respective roles and responsibilities;

•       A significant majority (2/3rds) of our board members are required to be independent of the Company and its management—with standards for independence that are more stringent than Nasdaq requirements;

•       We have an independent board chair;

•       All members of our board committees are independent;

•       The independent members of our board meet regularly without the presence of management;

•       Our board has established an annual self-evaluation process;

•       We have adopted a code of ethics and our compliance officer oversees our compliance program and reports on the program to our governance and nominating committee;

•       We have a hotline available to employees and others to report potential issues and our audit committee has procedures in place for anonymous reporting of accounting, internal controls or auditing matters;

•       We have adopted a policy to provide shareowners a vehicle to communicate directly with our board;

•       We have adopted a process for evaluating director nominees; and

•       Our internal control function maintains a key role in overseeing our business and financial processes and controls and has direct access to and oversight from our audit committee.

Our commitment to sound corporate governance policies and practices is embodied in our governance principles, our committee charters and our Code of Ethics and Business Conduct, which may be accessed on our website, www.superioressex.com.

Independence

Pursuant to our governance principles, the board of directors annually considers whether a director or nominee has any relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that each of our directors other than Messrs. Carter and Gounot meets the standards of independence under our governance principles and applicable Nasdaq listing standards.

Board and Board Chair

Superior Essex is managed under the direction of our board of directors. The board is elected by shareowners to objectively oversee management, to assure the long-term interests of the shareowners is being served and to set a “tone at the top” that is designed to promote corporate accountability.

Board Chair

Monte R. Haymon currently serves as independent chair of the board, a position elected by the members of the board of directors. Key responsibilities of the chair include:

•       chairing meetings of the board of directors;

•       chairing sessions of the independent directors;

•       establishing an agenda for each board of directors meeting after considering the recommendations of management and input from other directors;

•       overseeing processes for providing members of the board of directors with information about the condition of the Company, its businesses and the environment in which it operates; and

•       facilitating and encouraging constructive and useful communication between management and the board of directors.

Mr.  Haymon also serves as chair of our governance and nominating committee. In such capacity, he oversees the review, administration and monitoring of our corporate governance principles.

Meeting Attendance

During 2005, there were eight meetings of the board of directors and a total of 23 meetings of the committees of the board of directors. With the exception of one director who missed one board and one committee meeting, all incumbent directors attended all of the meetings of the board and of the board committees on which they served.

Executive sessions of non-management directors are held incident to regular board meetings.

As a general matter, members of the board of directors are expected to attend the Company’s annual meetings. All directors except one attended the Company’s 2005 annual meeting.

Board Committees

Our board has three standing committees:  the audit, compensation and governance and nominating committees. Each committee operates under a written charter adopted by our board. These charters are available on our website at www.superioressex.com and, in the case of the audit committee charter, is attached as Appendix A. The membership of these committees and their function are described below. The committee charters require all members to be “independent” under our governance principles and applicable laws and listing standards. Our board has determined that all of the members of the committees are independent and meet these standards.

The table below provides 2005 membership for each of our committees:

	Audit		Compensation		Governance and Nominating
Andrew D. Africk			X	*	X
James F. Guthrie	X
Monte R. Haymon	X		X		X	*
Andrew P. Hines	X	*
Thomas H. Johnson			X	(1)	X	(1)
Perry J. Lewis			X		X

*                    Chair

(1)          Effective December 7, 2005

Audit Committee.   The audit committee is appointed by the board to oversee our accounting and financial reporting processes and the audits of the Company’s financial statements.

The committee assists the board in monitoring:

•       the integrity of our financial statements;

•       our independent auditor’s qualifications and independence;

•       the performance of our internal audit function and independent auditors; and

•       those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial condition and reporting.

Each member of the audit committee is independent and meets certain experience and financial literacy requirements under the Securities Exchange Act and the rules and regulations of Nasdaq and the SEC. Our board has determined that at least one director, Mr. Hines, has the background to be considered an “audit committee financial expert.”

The audit committee held eleven meetings during fiscal year 2005.

Compensation Committee.   The compensation committee:

•       has the authority and responsibility of establishing an executive compensation strategy that appropriately rewards executive officers, aligns the interests of executive officers and shareowners and motivates executive officers to achieve the Company’s business objectives;

•       recommends and administers executive compensation plans, programs and arrangements including review and approval of corporate goals and objectives relevant to executive officers, including the Chief Executive Officer;

•       reviews, recommends and administers equity-based compensation plans, subject to board and shareowner approval, and has authority to make equity awards to employees;

•       has the authority and responsibility of reviewing and recommending to the board of directors employment, severance and other similar agreements and arrangements for the Chief Executive Officer and approving such agreements and arrangements for other executive officers; and

•       reviews and evaluates compensation of non-employee directors and recommends changes or plans to the board.

The compensation committee held eight meetings during fiscal year 2005.

Governance and Nominating Committee.   The governance and nominating committee is responsible for:

•       identifying and recommending nominees for election and re-election to the board and recommending candidates for appointment to committees of the board;

•       reviewing and making recommendations to the board regarding principles of corporate governance, administering and monitoring such principles and performing a leadership role in shaping our corporate governance;

•       establishing and administering processes to evaluate board, committee and director effectiveness; and

•       reviewing the Company’s governance practices and evaluating the charters of the standing committees of the board of directors on an annual basis and recommending necessary or appropriate changes.

The governance and nominating committee held four meetings during fiscal year 2005.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of our compensation committee had any relationships with the Company or another entity that require disclosure under the proxy rules and regulations promulgated by the SEC as compensation committee interlocks or insider (employee) participation during the period covered by this proxy statement.

Communicating with Our Directors

Any shareowner who desires to contact the independent members of our board of directors may do so by sending an email to board.of.directors@spsx.com or writing to the independent directors in c/o Corporate Secretary, 150 Interstate North Parkway, Atlanta, Georgia 30339. The Secretary will distribute any such communications to our board, or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication.

Consideration of Director Nominees

Our governance and nominating committee will consider written proposals from shareowners for director candidates so long as each such proposal is submitted in accordance with the provisions of our by-laws for submission of shareowner proposals. These procedures provide that nominations for director candidates must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of a shareowner’s nomination no later than the 90th day and no earlier than the 120th day in advance of the first anniversary of the prior year’s annual meeting. For the 2007 annual meeting, nominations must be received no later than February 1, 2007 and no earlier than January 2, 2007. The nomination must also include specified information about the nominee and the consent of the nominee to serve as a director if elected. Our by-laws may be accessed on our website, www.superioressex.com. The committee will follow the same procedures and use the same criteria in evaluating candidates recommended by shareowners as it does those identified by the committee or the board of directors.

In evaluating director candidates, the committee will consider each individual in the context of the board of directors as a whole and will apply the criteria it deems appropriate, including those described in Appendix B. In evaluating whether to recommend a director for re-election, the committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

Following a discussion of a candidate’s qualifications, and taking into consideration the information gathered during the evaluation process and the needs of the board of directors and the Company at the time, the governance and nominating committee will decide whether to recommend a potential nominee to the board of directors for election or re-election. Final selection of a nominee recommended by our governance and nominating committee is determined by the full board.

In 2005, our governance and nominating committee retained an executive recruitment firm to assist it in the process of identifying and evaluating potential director nominees. Thomas H. Johnson was identified as a potential candidate by the executive recruitment firm. The committee reviewed Mr. Johnson’s qualifications as a director, including the criteria described above. Our governance and nominating committee unanimously recommended to the full board that Mr. Johnson be elected as a director with a term expiring at the annual meeting of shareholders in 2008. The board agreed with the committee’s recommendation and elected Mr. Johnson to the board on December 7, 2005, and appointed Mr. Johnson to the compensation committee and the governance and nominating committee.

Compensation of Directors

Annual compensation of our non-employee directors consists of the following components: cash compensation, which includes annual retainers and meeting fees, and equity compensation. Each of these components is described in more detail below.

The following table provides information regarding 2005 cash compensation and equity awards for non-employee directors.

Director	Annual Board Retainers		Board and Committee Meeting Fees	Total Cash Compensation	Equity Awards
Andrew D. Africk	$40,000		$38,500	$78,500	5,000 shares	(1)
Denys Gounot	40,000		18,000	58,000	5,000 shares	(1)
James F. Guthrie	40,000		31,000	71,000	5,000 shares	(1)
Monte R. Haymon	105,000		50,000	155,000	5,000 shares	(2)
Andrew P. Hines	40,000		53,500	93,500	5,000 shares	(1)
Thomas H. Johnson	2,740	(3)	2,000	4,740	2,060 units	(4)
Perry J. Lewis	40,000		35,000	75,000	5,000 shares	(1)

(1)          Restricted stock grant under the 2005 Director Plan (described below).

(2)          Does not include 10,317 shares of restricted stock granted to Mr. Haymon in 2005 in connection with the amendment of certain options that had become subject to Section 409A of the Internal Revenue Code. See “Ten-Year Option Repricings.”

(3)          Pro-rata portion of annual retainer. Mr. Johnson joined the board on December 7, 2005.

(4)          Restricted stock unit grant under the Amended Plan (described below).

Our Director Compensation Plan in effect for 2005 (the “2005 Director Plan”) was revised on October 27, 2005 when our board adopted an Amended and Restated Director Compensation Plan (the “Amended Plan”). The Amended Plan became effective as of January 1, 2006 for all directors serving on the board at the time of its adoption. With respect to new directors, the Amended Plan became effective upon joining the board. Thomas H. Johnson is the only director who became subject to the provisions of the Amended Plan in 2005.

The principal features of each of the 2005 Director Plan and the Amended Plan are set forth below.

Non-Employee Director Compensation Under the 2005 Director Plan

Annual Retainer.   All non-employee directors received an annual board retainer fee of $40,000, and our board chair was paid an additional annual retainer of $65,000.

Meeting Fees.   Non-employee directors received $2,000 for each meeting of the board or of a committee of the board attended. The audit committee and compensation committee chairs received enhanced meeting fees ($5,000 per meeting for the audit committee chair and $3,000 per meeting for the compensation committee chair). A lower fee of one-half the regular meeting fee was paid for teleconference meetings of two hours or less.

Equity.   Non-employee directors were entitled to receive annual awards of stock options or restricted stock under our stock incentive plan. The 2005 Director Plan provided a grant of 5,000 shares of restricted stock with respect to the plan year beginning after the 2005 annual meeting of shareowners.

Non-Employee Director Compensation Under the Amended Plan

Annual Retainer.   The annual board retainer payable to all non-employee directors and the annual retainer for the board chair remained unchanged under the Amended Plan. In lieu of additional meeting fees for committee chairs, the Amended Plan provides for the following supplemental annual retainers:

Audit Committee chair	$15,000
Compensation Committee chair	10,000
Governance and Nominating Committee chair	5,000

Meeting Fees.   The Amended Plan provides for meeting fees for non-employee directors as follows:

•       $2,000 for each board meeting;

•       $2,000 for each committee meeting held in person and not in connection with a board meeting; and

•       $1,000 for each committee meeting held in connection with a board meeting or held by teleconference.

Equity Awards.   The Amended Plan provides for annual equity awards to non-employee directors in the form of restricted stock units (“RSUs”). The amount of RSUs granted annually will be approximately equal in value to the basic annual retainer (currently $40,000), and each RSU will represent the right to receive one share of Company common stock. The RSUs generally vest one year from the date of grant. If a director leaves the board prior to vesting, a pro-rata portion of the RSUs will vest. Upon joining our board, new directors will receive an initial award of RSUs in an amount approximately equal in value to the basic annual retainer. Mr. Johnson received 2,060 RSUs when he joined the board on December 7, 2005. The Amended Plan provides that directors may elect to receive all or a portion (in 25% increments) of their total annual retainers (the basic annual retainer plus supplemental annual retainers for board and committee chairs) in the form of stock options or RSUs.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1:  ELECTION OF DIRECTORS

We have a staggered board of directors with eight members. Our board is divided into three classes, as nearly equal in size as possible, with the term of office of each class ending in successive years. The terms of office of directors in Class I and Class II expire at the 2007 and 2008 annual meetings of shareowners, respectively. The terms of the directors in Class III, of which there are currently two, Messrs. Monte R. Haymon and Andrew P. Hines, expire at this annual meeting.

The following sections set forth information as to persons who serve as our directors and executive officers:

Nominees for Class III Director

The following information is provided with respect to the nominees for election as Class III directors at the annual meeting.

Nominees to serve until Annual Meeting in 2009

Monte R. Haymon, age 68, has been a member of our board of directors since November 10, 2003 and has been our non-executive Chairman of the Board since January 2004. Mr. Haymon was Chairman of the Board of Sappi Fine Paper North America (“Sappi”), a manufacturer of coated and specialty paper products, from January 2002 until his retirement in December 2002. He previously served as Sappi’s President and Chief Executive Officer from 1995 to January 2002. Mr. Haymon is a member of the board of directors of OfficeMax Incorporated, a leader in both business-to-business and retail office products distribution, and a member of the board of directors of Agfa-Gevaert, a solutions provider for the imaging industry listed on the Brussels and Frankfurt Stock Exchanges.

Andrew P. Hines, age 66, has been a member of our board of directors since November 10, 2003. Mr. Hines has served as vice president and chief financial officer of GenTek Inc., a manufacturer of industrial components and performance chemicals, since October 19, 2005. He was a principal of Hines and Associates, a strategic senior management consulting firm, from 2000 until the time of joining GenTek. From October 2000 to October 2001, Mr. Hines was Executive Vice President and Chief Financial Officer of Ardent Communications, Inc. (f/k/a CAIS Internet), a provider of broadband access and bundled data services, which filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in October 2001. Mr. Hines was Executive Vice President and Chief Financial Officer from October 1997 to February 2000, and Executive Vice President, Strategic Planning and Business Development from February 2000 to June 2000, of Outboard Marine Corporation, a manufacturer of recreational boats and marine engines, which filed a voluntary Chapter 11 petition in December 2000. Our board of directors has determined that Mr. Hines, who is the chair of our audit committee, is an “audit committee financial expert,” as defined by SEC rules and also satisfies the SEC’s and the Nasdaq independence requirements for members of audit committees. Mr. Hines is also a director and chairman of the audit committee of Nations Rent Inc., a lessor and distributor of construction and service equipment.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” BOTH NOMINEES FOR CLASS III DIRECTORS.

Continuing Directors

The following information is provided with respect to our continuing directors who are not standing for election as directors at the annual meeting.

Directors serving until Annual Meeting in 2007

Stephen M. Carter, age 52, has been our Chief Executive Officer since November 10, 2003 and our President since May 2004. Mr. Carter became a member of our board of directors upon assuming his role as Chief Executive Officer in November 2003. From July 2000 until November 2002, Mr. Carter was President and Chief Executive Officer of Cingular Wireless, a provider of wireless services. Mr. Carter has served in various positions with SBC Communications and its predecessor company, Southwestern Bell, including President and Chief Executive Officer of SBC Wireless, President of SBC Strategic and Special Markets and President/Chief Executive Officer of Southwestern Bell Telecom.

Denys Gounot, age 52, has been a member of our board of directors since November 10, 2003. Since October 21, 2005, Mr. Gounot has served as Chairman of Essex Nexans Europe SAS, the holding company for the Company’s European magnet wire joint venture with Nexans. He has been a principal of DG Network, a strategic advisory firm, since 2003. DG Network provides services to the Company as described herein at “Certain Relationships and Related Transactions.” From 1999 through 2001, Mr. Gounot held various positions as an officer with Lucent Technologies Inc., a provider of communications networks for communications service providers, including President of Lucent’s optical fiber division.

James F. Guthrie, age 61, has been a member of our board of directors since November 10, 2003. Mr. Guthrie has been an executive consultant, principally to early stage telecom technology enterprises, since 1999. Prior to that time, Mr. Guthrie was, from 1995 to 1999, Executive Vice President and Chief Financial Officer of IXC Communications, Inc. (now Broadwing Communications), a network based communications services provider, from 1993 to 1995, Vice President and Chief Financial Officer of Times Mirror Company, and, from 1982 to 1993, Senior Vice President and Chief Financial Officer of Times Mirror Cable Television, Inc.

Directors serving until Annual Meeting in 2008

Perry J. Lewis, age 68, has been a member of our board of directors since November 10, 2003. Mr. Lewis was an advisory director of CRT Capital Group LLC, an institutional securities research and brokerage firm, from 2001 until February 2006. From 2000 to 2001, Mr. Lewis was Senior Managing Director of Heartland Industrial Partners, a leveraged buyout firm, and was a founder and, from 1980 to 2001, partner of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm. Mr. Lewis is also a director of Clear Channel Communications, Inc., a diversified media company.

Thomas H. Johnson, age 56, has been a member of our board of directors since December 7, 2005. See “Consideration of Director Nominees” regarding the selection of Mr. Johnson as a candidate for the board. Mr. Johnson retired in November 2005 as Chairman and Chief Executive Officer of Chesapeake Corporation, a leading international supplier of value-added specialty paperboard and plastic packaging. He joined Chesapeake in 1997 as President and Chief Executive Officer, and was named Chairman in 2000. Mr. Johnson is serving as non-executive advisory vice chairman of Chesapeake until April 30, 2006. He is also a director of Universal Corporation, a diversified company with operations in tobacco processing, lumber and other agri-products, and Mirant Corporation, a competitive energy company that produces and sells electricity in North America, the Caribbean and the Philippines.

Andrew D. Africk, who joined the Board of Directors on November 10, 2003, announced he is stepping down as a director effective March 31, 2006. During 2005, Mr. Africk served as chair of the compensation committee and as a member of the governance and nominating committee.

Executive Officers

The following information is provided with respect to our executive officers, other than Mr. Carter who is referenced above.

David S. Aldridge, age 51, has been our Executive Vice President since March 2004 and our Chief Financial Officer and Treasurer since November 10, 2003. Mr. Aldridge was Chief Financial Officer and Treasurer of Superior TeleCom from 1996 to November 9, 2003 and Chief Restructuring Officer of Superior TeleCom from January 2003 to November 9, 2003. Mr. Aldridge was Chief Financial Officer of The Alpine Group, Inc. from November 1993 to May 2003 and Treasurer of The Alpine Group, Inc. from January 1994 through April 2001.

Barbara L. Blackford, age 49, has been our Executive Vice President, General Counsel and Secretary since April 14, 2004. From September 2000 to March 2004, Ms. Blackford was Vice President, General Counsel and Secretary of Airgate PCS, Inc., a PCS Affiliate of Sprint, and iPCS, Inc., a wholly owned subsidiary of Airgate PCS, Inc. iPCS, Inc. filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in February 2003. From October 1997 to September 2000, Ms. Blackford was Associate General Counsel and Assistant Secretary at Monsanto Company, serving in a variety of roles, including as head of the corporate securities and mergers and acquisitions law groups and General Counsel of Cereon Genomics. Prior to joining Monsanto Company, Ms. Blackford was a partner with the private law firm Long Aldridge & Norman LLP (now known as McKenna Long & Aldridge LLP) in Atlanta, Georgia and spent twelve years with the law firm Kutak Rock. Ms. Blackford is a member of the board of directors of the Society of Corporate Secretaries and Governance Professionals.

Justin F. Deedy, Jr., age 50, has been our Executive Vice President and President of our Communications Group since November 10, 2003. Mr. Deedy was Executive Vice President of Superior TeleCom and President of Superior TeleCom’s subsidiary that comprised its communications cable segment from June 1999 to November 9, 2003. Prior thereto, Mr. Deedy was Senior Vice President of Superior TeleCom from July 1996 to June 1999 and President of Superior TeleCom’s wholly owned subsidiary, Superior Telecommunications Inc., from July 1993 to December 1999, when Superior Telecommunications Inc. was merged with and into another wholly owned subsidiary of Superior TeleCom as part of an internal reorganization.

H. Patrick Jack, age 54, has been our Executive Vice President since March 2004 and President of our subsidiary, Essex Group Inc., that comprises the magnet wire and distribution segment since November 10, 2003. Mr. Jack was President of Superior TeleCom’s subsidiary that comprised its magnet wire and distribution segment from August 2002 to November 9, 2003. Prior thereto, Mr. Jack was a consultant to a successor company of Aristech Chemical Corporation, a chemicals and plastics business, from January 2002 to March 2002, and President and Chief Operating Officer of Aristech from 1998 to 2002.

As noted above, three of our executive officers, Messrs. Aldridge, Deedy and Jack, were previously employed by our predecessor Superior TeleCom Inc., which filed for reorganization under Chapter 11 of the United States Bankruptcy Code on March 3, 2003. The plan of reorganization, pursuant to which we acquired the business of Superior TeleCom, became effective on November 10, 2003.

ITEM 2: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“D&T”) as our independent registered public accountants. Although ratification is not required by our by-laws or otherwise, the board is submitting the selection of D&T to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accountants and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2006.

Independent Auditor Information

Audit and Non-audit Fees.   The table below summarizes the aggregate fees billed to the Company by D&T for the years ended December 31, 2005 and 2004.

	2005		2004
	(in thousands)
Audit Fees	$2,721	*	$3,211	*
Audit-Related Fees	75		107
Tax Fees	585		111
	3,381		3,429
All Other Fees	—		69
Total	$3,381		$3,498

*                    For 2005 and 2004, includes $1,352,000 and $2,135,000, respectively, of fees related to the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. The Company also incurred approximately $830,000 and $1,707,000 in other third party consulting fees for compliance with Section 404 for the calendar years 2005 and 2004, respectively.

Audit Fees.   Fees for audit services billed for 2005 and 2004 consisted of fees for professional services rendered in connection with:

•       audits of the Company’s 2005 and 2004 financial statements;

•       the audit of the Company’s internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting;

•       reviews of the Company’s quarterly financial statements; and

•       subsidiary statutory audits and other services related to SEC matters.

Audit-related Fees.   Fees for audit-related services billed in 2005 and 2004 consisted of financial and reporting consultations and employee benefit plan audits.

Tax Fees.   Fees for tax services billed in 2005 and 2004 consisted of tax compliance and tax planning and advice, including assistance with tax matters related to the acquisition of Nexans European magnet wire business and Superior TeleCom’s plan of reorganization.

Other Fees.   Fees for all other services billed in 2004 consisted primarily of reorganization services provided in connection with the administration of Superior TeleCom’s bankruptcy proceedings, a permitted non-audit service.

Policy on Pre-Approval of Services of Independent Auditor.

Our audit committee adopted policies and procedures for pre-approving all audit services and permissible non-audit services. Any requests for audit, audit-related, tax and other services must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. The authority to grant specific pre-approval has been delegated to the chair of the audit committee (for engagements up to $250,000).

In considering the nature of the non-audit services provided by the independent auditor, our audit committee determined that such services are compatible with maintaining the independence of D&T. The audit committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE REPORT

The audit committee is comprised of three directors, each of whom meets the independence and experience requirements of the Nasdaq listing standards.

The committee oversees the financial reporting process and internal control system on behalf of the board of directors. Management is primarily responsible for the Company’s financial statements and the reporting process, including the system of internal controls. D&T, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and generally accepted auditing standards (GAAS) and for issuing a report on those statements.

In this context, the committee reviewed and discussed with management and D&T the audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and D&T’s evaluation of the Company’s internal control over financial reporting. This review included a discussion of:

•       the reasonableness of significant financial reporting estimates and judgments made in connection with the preparation of the Company’s financial statements;

•       the quality (and not just the acceptability) of the Company’s accounting principles;

•       the clarity and completeness of financial disclosures;

•       items that could be accounted for using alternate GAAP methods; and

•       the potential effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The committee discussed with D&T other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees). The committee also received, reviewed and discussed with D&T their written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees). In this regard, among other things, the committee reviewed and discussed with D&T its independence from the Company and its management.

The committee selected, and recommended to the board of directors the selection of, D&T as the Company’s independent auditors.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Andrew P. Hines, Chair
James F. Guthrie
Monte R. Haymon

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT

Our compensation committee, composed entirely of independent directors, administers our executive compensation program. The committee reviews and approves annually all compensation decisions relating to our executive officers named in the Summary Compensation Table. The committee submits its decisions with respect to the CEO to the independent directors of our board for ratification.

The committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs. The committee has authority under its charter to engage the services of outside advisors to assist the committee. The compensation committee engaged the services of outside compensation consultants to assist the committee in reviewing certain aspects of the Company’s executive compensation programs.

Compensation Components and Process

Background

On March 3, 2003, our predecessor, Superior Telecom Inc. and certain of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. Superior Telecom decided to file a reorganization proceeding because it had been experiencing continued liquidity shortfalls, which hampered its ability to meet debt service requirements on its long-term debt. These shortfalls were primarily a result of Superior TeleCom’s leverage, combined with the overall global economic downturn and specific industry conditions. These conditions included reduced demand levels in the communications and magnet wire sectors caused by, among other things, substantial spending reductions by the regional Bell operating companies and independent telephone operating companies. In accordance with a plan of reorganization approved by the bankruptcy court, on November 10, 2003, we acquired the business formerly conducted by Superior TeleCom and its subsidiaries.

During the reorganization process, Superior TeleCom put in place a Key Employee Retention Plan to retain the services of key executives during the bankruptcy process and following emergence from bankruptcy. These executives included our executive officers described below, other than our Chief Executive Officer and our General Counsel, who joined us on or after November 10, 2003. As part of the approved plan of reorganization, we assumed the Key Employee Retention Plan.

In addition to retaining these executives, we recruited other new key executives, including Stephen M. Carter, our Chief Executive Officer, and Barbara L. Blackford, our General Counsel.

Compensation Policy

Our executive compensation philosophy is to provide competitive compensation and benefit programs to attract, retain and reward executive talent who are critical to our long-term success. Guiding principles include providing strong financial incentives for outstanding performance at reasonable cost to our shareowners, rewarding and recognizing significant performance and ultimately optimizing shareowner value and the Company’s success. To that end, it is the view of the committee that total compensation for executive officers should consist of the following:

•       salary;

•       annual cash incentive awards;

•       long-term incentive compensation; and

•       certain other benefits.

It is the compensation committee’s intent that these elements be compared to similar elements of a group of peer companies and similarly sized manufacturing companies. Our general philosophy is that total cash compensation should vary with the Company’s performance against established financial and non-financial objectives, that long-term compensation should align the interests of our executives with those of our shareowners and that our senior executives should have a significant level of variability and risk in their compensation levels.

Salary.   In February 2005, the committee approved annual base salary increases for the named executive officers, which included an increase designed to compensate such officers for a reduction in other benefits that would no longer be provided. The following chart shows the salary levels approved giving effect to these increases.

Name	Salary
Stephen M. Carter	$650,000
David S. Aldridge	383,000
Justin F. Deedy, Jr.	321,000
H. Patrick Jack	321,000
Barbara L. Blackford	270,000

Merit increases normally take effect on April 1st of each year.

Annual Cash Incentive Awards.   For fiscal year 2005, we determined that adjusted EBITDA was the most important and critical financial performance objective. Following emergence from reorganization, we believe adjusted EBITDA was the most effective tool for measuring the cash flow and profitability of our newly restructured businesses. In 2006, with greater operating history in the restructured businesses, we plan to introduce adjusted earnings per share and business unit operating income as financial performance objectives.

Bonus awards were earned based on the officer’s target bonus percentage (a percentage of such officer’s current salary) and the extent to which the Company and/or the relevant business unit met pre-established target levels of adjusted EBITDA. Stephen M. Carter has a target bonus percentage of 100% of salary and the other named executive officers have a target bonus percentage of 50% of salary. Actual payout could range from 0% to 200% of target. The committee has the discretion to reduce a portion of any such bonus based on an assessment of the officer’s performance. For fiscal year 2005, the committee determined that the actual level of adjusted EBITDA exceeded the target levels overall, and bonuses were paid at the pre-established levels.

The committee also established a special incentive pool for fiscal year 2005, funded at 1% of 2005 adjusted EBITDA, to recognize extraordinary performance. No awards were made in 2005 from the special incentive pool.

Long-Term Incentive Awards.   The goal of our long-term incentive awards is to align the interests of executives with shareowners and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

In 2004, long-term equity awards were made to attract, in the case of our Chief Executive Officer and General Counsel, and retain our executive vice presidents. Our Chief Executive Officer was granted 330,000 shares of time-vested restricted stock. Long-term equity awards made to our executive vice-presidents in 2004 consisted of options and in the case of those executives with the Company prior to 2004, performance accelerated restricted stock. With respect to our executives who were with the Company upon emergence from the reorganization, these awards were designed to offer a significant equity opportunity, consistent with practices for companies emerging from reorganization.

As a result of the nature of the awards granted in 2004, no additional equity awards were made in 2005 to Messrs. Aldridge, Deedy and Jack. In April 2005, Mr. Carter and Ms. Blackford were each granted 6,000 shares of performance accelerated restricted stock which will vest on April 1, 2009. Fifty percent of the stock vests prior to April 1, 2009 if the Company’s common stock is $24 or greater for a period of 20 consecutive trading days, and this condition was satisfied in 2006. See “Executive Compensation—Summary Compensation Table.”  In addition, Ms. Blackford received an award of stock options for 20,000 shares of common stock vesting in four equal installments beginning April 1, 2006.

As described below under the caption “Ten-Year Option Repricings,” the compensation committee approved a program in which stock options held by affected employees and directors, including Messrs. Aldridge, Deedy and Jack, were amended in 2005 to increase the exercise price of the options from $10.00 to the market price of our common stock as of the original grant date of the options (prices ranging from $13.00 to $15.75). This program was designed to bring the options into compliance with new tax laws (Section 409A of the Internal Revenue Code) regarding deferred compensation arrangements. Each person whose stock options were amended was also granted shares of restricted stock having a value approximately equal to the amount by which the exercise price of his or her options was increased, and having a vesting term that mirrors the vesting term of the amended options. For 2006, the committee is developing a mix of long-term incentive awards, with a majority consisting of performance-based awards.

CEO Compensation

Mr.  Carter’s employment agreement provides that his base salary will be reviewed annually. Following this review in 2005, we set Mr. Carter’s annual base salary at $650,000. Mr. Carter’s employment agreement provides for an annual bonus based upon the achievement of performance targets established by our compensation committee, with a target annual bonus of 100% of his then base salary. As with other executives, for 2005, the key financial performance target was publicly announced adjusted EBITDA. The compensation committee recommended and approved an annual bonus award to Mr. Carter of $747,500, which was ratified by the board’s independent directors.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met.  The compensation committee has considered the effect of Section 162(m) on the Company’s executive compensation program in developing its policy with respect to the deductibility of the Company’s executive compensation. It is the committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in this report and in the best overall interests of the Company’s shareowners. Should the requirements for deductibility under Section 162(m) conflict with our executive compensation philosophy or with what the committee believes to be in the best interests of the shareowners, the committee will act in accordance with its executive compensation philosophy and in the best interests of the shareowners, notwithstanding the effect of such action on deductibility for any given year.

In 2005, bonuses paid, and options granted, to executives qualified for deductibility under Section 162(m). Restricted stock awards granted in 2005 did not qualify for deductibility under Section 162(m).

COMPENSATION COMMITTEE

Andy D. Africk, Chair
Monte R. Haymon
Thomas H. Johnson
Perry Lewis

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

TEN-YEAR OPTION REPRICINGS
(2005 INCREASE IN OPTION EXERCISE PRICE TO COMPLY WITH 409A)

In the first quarter of 2004, in connection with emergence of its business from reorganization, the Company granted options to acquire Company common stock at an exercise price of $10.00 per share (the “Original Options”) to approximately 30 of its employees or directors. Our 2003 Stock Incentive Plan authorized the issuance of options granted prior to May 10, 2004 at an exercise price of $10.00 per share, the fair market value of our common stock at the time of emergence from reorganization. The fair market value of our stock on the various grant dates of the Original Options was in each case higher than $10.00 (ranging from $13.00 to $15.75).

In 2005, Section 409A was added to the Internal Revenue Code to govern nonqualified deferred compensation plans, including certain nonqualified stock options. Due to the lower-than-market-value exercise price, the Original Options vesting after December 31, 2004 became subject to Section 409A, which would have resulted in immediate taxation to the holder, plus substantial penalties and interest, unless the Original Options were amended to comply with Section 409A. Consequently, in order to avoid these unforeseeable and unintended results, and in accordance with transition relief specified in IRS and Treasury Notice 2005-1 and proposed regulations under Section 409A issued in September 2005, the compensation committee recommended, and the board approved, an amendment to certain of the Original Options, including the non-exempt options held by executive officers Aldridge, Deedy and Jack (100,000 options each) and director Haymon (30,500 options), to increase the exercise price to the fair market value of our common stock on the grant dates of the Original Options (the “Amended Options”).

In order to compensate the holders of the Amended Options for the increase in exercise price, the compensation committee also recommended, and the board approved, a grant of restricted stock having a value approximately equal to the amount by which the exercise price of the Amended Options was increased. These shares of restricted stock will vest prorata on or about the dates the Amended Options will vest. Based on this formula, Messrs. Aldridge and Deedy received 17,648 shares of restricted stock each, Mr. Jack received 22,058 shares of restricted stock and Mr. Haymon received 10,317 shares of restricted stock.

The following table summarizes all repricings of options held of record by the executive officers of the Company during the last ten fiscal years.

TEN-YEAR OPTION REPRICINGS
Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment ($)(1)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($) and Restricted Shares Received (#)(2)	Length of Original Option Term Remaining at Date of Repricing or Amendment
David S. Aldridge	November 9,	100,000	$17.21	$10.00	$13.00	8 years and
EVP and Chief	2005				17,648	4 months
Financial Officer
Justin F. Deedy, Jr.	November 9,	100,000	$17.21	$10.00	$13.00	8 years and
EVP and President,	2005				17,648	4 months
Communications
Segment
H. Patrick Jack	November 9,	100,000	$17.21	$10.00	$13.75	8 years and
EVP and President,	2005				22,058	4 months
Magnet Wire Segment

(1)   The exercise price of the options was not amended to reflect the market price at the time of repricing. As described above, the options were amended to increase the exercise price to the fair market value of our common stock on the grant dates of the Original Options.

(2)   As described above, in order to compensate the holders of the Amended Options for the increase in exercise price, each such person was granted an award of restricted stock having a value as of November 1, 2005 approximately equal to the amount by which the exercise price of the Amended Options was increased, rounding to the nearest whole number of shares. These shares of restricted stock will vest pro-rata on or about the dates the Amended Options will vest.

COMPENSATION COMMITTEE

Andy D. Africk, Chair
Monte R. Haymon
Thomas H. Johnson
Perry Lewis

The Compensation Committee Report on option repricings does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report on option repricings by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the years ended December 31, 2005, 2004 and 2003 with respect to compensation earned by or paid to our Chief Executive Officer and each of our four most highly compensated executive officers other than the Chief Executive Officer by us or our predecessor, Superior TeleCom Inc.

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation (1)		Restricted Stock Awards(2)	Securities Underlying Options		Other Compensation (3)
Stephen M. Carter	2005	$656,346		$747,500		—		$99,060	—		$8,400
President and Chief	2004	$600,000		$600,000 (regular bonus)		—		—	—		$6,231
Executive Officer	2003	$80,769		$80,069		—		$3,300,000	—		—
David S. Aldridge	2005	$378,931		$259,674		—		$300,016 (409A)	—	(4)	$8,400
EVP, Chief Financial	2004	$356,827		$350,000 (regular bonus)		—		$650,000	150,000		$8,200
Officer and Treasurer				$144,900 (KERP payment)	(5)
	2003	$331,549	(6)	$386,400		—		—	—		—
Justin F. Deedy, Jr.	2005	$317,285		$236,577		—		$300,016 (409A)	—	(4)	$8,400
EVP and President,	2004	$295,685		$291,000 (regular bonus)		—		$650,000	150,000		$8,200
Communications				$100,401 (KERP payment)	(5)
Segment	2003	$288,053	(6)	$267,736		—		—	—		$5,893
H. Patrick Jack	2005	$317,285		$162,426		—		$374,986 (409A)	—	(4)	$8,400
EVP and President,	2004	$295,289		$205,000 (regular bonus)		$180,607	(7)	$687,500	150,000		$1,385
Magnet Wire Segment				$61,875 (KERP payment)	(5)
	2003	$272,140	(6)	$165,000		—		—	—		—
Barbara L. Blackford	2005	$266,462		$183,060		—		$99,060	20,000		$6,923
Executive Vice President,	2004	$177,885		$125,000		—		—	45,000		$4,914
General Counsel and	2003	—		—		—		—	—		—
Secretary

(1)             Other Annual Compensation excludes perquisites that do not exceed the lesser of 10% of annual salary and bonus or $50,000. In 2004 and 2003, Company perquisites included automobile allowances and expenses, medical cost reimbursement, financial advisory services, relocation costs, disability insurance premiums for certain executives and country club dues. For 2005, Company perquisites were restricted to automobile allowances, financial advisory services and disability insurance premiums for certain executives. For more information, see “Valuation of Perquisites” and “Agreements with Executive Officers—Officer Perquisites and Business Expenses” below.

(2)             The amounts shown in this column represent the dollar value of the grant of restricted stock based on the value of the Company’s common stock on the grant date. All grants of restricted stock were made under our 2005 Incentive Plan or its predecessor 2003 Stock Incentive Plan. Holders of restricted shares have the same right to regular cash dividends as holders of the Company’s unrestricted common stock. To date, the board of directors has not declared any dividends on the outstanding common stock.

On April 20, 2005, Mr. Carter and Ms. Blackford each received a grant of 6,000 shares of performance accelerated restricted stock which will vest on April 1, 2009. Fifty percent of the stock vests prior to April 1, 2009 if the Company’s common stock is $24 or greater for a period of 20 consecutive trading days, which was achieved in 2006. The dollar value of these shares is based on the closing price of $16.51 on the April 20, 2005 grant date.

On November 9, 2005, Messrs. Aldridge, Deedy and Jack each received grants of restricted stock to compensate them for the increase in the exercise price of certain options that were amended to comply with Section 409A of the Internal Revenue Code. See “Ten-Year Option Repricings.”  Pursuant to these grants, Messrs. Aldridge and Deedy each received 17,648 restricted shares, and Mr. Jack received 22,058 restricted shares. These restricted shares vest in one-third annual increments on November 10, 2004, 2005 and 2006 (the vesting date of the amended options). The dollar value of these shares is based on the closing price of $17.00 on the November 9, 2005 grant date.

In March 2004, Messrs. Aldridge, Deedy and Jack each received a grant of 50,000 shares of restricted stock. Subject to continued employment, the restricted stock vests on November 10, 2010 with earlier vesting on November 10, 2006 if the Company’s stock price exceeds certain specified thresholds for a period of 20 consecutive trading days. The dollar value of these shares is based on the closing price of $13.75 on the March 5, 2004 grant date to Mr. Jack, and the closing price of $13.00 on the March 15, 2004 grant date to Messrs. Aldridge and Deedy. The price targets for two-thirds of these shares have been met, and if the executive continues to be employed on November 10, 2006, these shares will vest.

Pursuant to the terms of his employment agreement, on November 10, 2003, Mr. Carter received a grant of 330,000 shares of restricted stock valued at $10.00 per share. These shares vest in 12.5% increments commencing May 10, 2004 and ending November 10, 2007.

As of December 31, 2005, the aggregate number of shares of restricted stock held by the named executive officers and the dollar value of such shares were as follows:

	Number of Restricted Shares	Dollar Value
Stephen M. Carter	171,000	$3,447,360
David S. Aldridge	58,824	1,185,892
Justin F. Deedy, Jr.	58,824	1,185,892
H. Patrick Jack	61,029	1,230,345
Barbara L. Blackford	6,000	120,960

(3)             Represents 401(k) matching payments made by the Company on behalf of the named executive officers.

(4)             Of the option to acquire 150,000 shares of our common stock awarded to each of Messrs. Aldridge, Deedy and Jack in 2004, each option was amended with respect to 100,000 shares in 2005 to comply with Section 409A of the Internal Revenue Code. Pursuant to the amendments, the exercise price was increased to the fair market value of our common stock on the grant date of the original options. See “Ten-Year Option Repricings” for additional information.

(5)             Represents payments under the Key Employee Retention Plan (“KERP”), which was implemented by Superior TeleCom as part of the reorganization and assumed by us.

(6)             Represents compensation paid by us from November 10, 2003 through December 31, 2003, and compensation paid by Superior TeleCom from January 1, 2003 through November 9, 2003.

(7)             For 2004, represents payment of the following: (i) auto allowance and expenses of $15,041; (ii) financial advisory service fees of $3,000; (iii) country club dues of $5,532; and (iv) relocation expenses of $157,034, including a fee paid to a third party for services connected with the sale of Mr. Jack’s home based on a fee of 15.89% of the final selling price.

Valuation of Perquisites

For fiscal year 2005, we provided our executives certain perquisites. See “Agreements with Executive Officers—Officer Perquisites and Business Expenses” for a more complete description of these perquisites. Other than as detailed in the Summary Compensation Table above, the aggregate value of these perquisites for each of the named executive officers did not exceed the lesser of $50,000 or 10% of his or her annual salary and bonus in 2005, 2004 or 2003.

Effective March 1, 2005 and as part of the modification of the named executive’s employment agreements, the perquisites provided to our executive officers were reduced. Following these modifications, the reimbursement for medical expenses, country club membership and auto expenses were eliminated and expenses for financial planning and counseling were capped.

Stock Option Grants During Year Ended December 31, 2005

	Individual Grants
	Number of Securities Underlying Options/	% of Total Options/ SARs Granted to Employees During	Exercise Price or Base	Market Price on		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation(2)
Name	SARs Granted(1)	Fiscal 2005	Price ($/sh)	Grant Date	Expiration Date	0% ($)	5% ($)	10% ($)
Barbara L. Blackford	20,000 (3)	9.0%	$17.84	$17.84	4/1/2015	$-0-	$224,390	$568,647

(1)             See also “Ten-Year Option Repricings” with respect to the repricing in 2005 of certain options previously granted to Messrs. Aldridge, Deedy and Jack.

(2)             Based on assumed rates of annual stock price appreciation of 5% and 10% from the option grant date over the full ten-year option term. Actual gains, if any, on option exercises are dependent on the future value of the stock at the time of any option exercise, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold.

(3)             This option was granted under the 2003 Plan on April 1, 2005 and vests in four equal annual installments commencing April 1, 2006.

Aggregated Option Exercises and Year-End Option Values

	Shares		Number of Securities Underlying		Value of Unexercised In-the
	Acquired		Unexercised Options/SARs		Money Options/SARs
	On	Value	(#)		($)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Carter	—	—	—	—	—	—
David S. Aldridge	—	—	100,000	50,000	$866,000	$358,000
Justin F. Deedy, Jr.	—	—	100,000	50,000	866,000	358,000
H. Patrick Jack	—	—	100,000	50,000	828,500	320,500
Barbara L. Blackford	—	—	15,000	50,000	86,400	219,200

Senior Executive Retirement Plan

In July 2004, our board of directors approved the adoption of a senior executive retirement plan (SERP), an unfunded, non-qualified defined benefit retirement plan, naming each of the named executive officers and certain other key executives as participants. Under the SERP, subject to vesting as described below, executives are eligible to receive an annual retirement benefit based on a specified percentage of the executive’s final average compensation multiplied by the executive’s years of service with us after November 10, 2003. The specified percentage used to determine an executive’s benefit varies by benefit class:  for Mr. Carter, the specified percentage is 2.5%, and for Messrs. Aldridge, Deedy and Jack and Ms. Blackford, the specified percentage is 2.0%. Benefits under the SERP are reduced if benefits commence prior to normal retirement age, other than benefits paid as a result of an executive’s disability. Benefits under the SERP are not reduced for Social Security, 401(k) or other similar benefits or other offset amounts.

Each of the participating executives will become fully vested in their accrued benefit under the SERP after four years of service (on November 10, 2007 for Messrs. Carter, Aldridge, Deedy and Jack, and on

February 26, 2008 for Ms. Blackford), or upon the occurrence of a change in control. Messrs. Carter, Aldridge, Deedy and Jack will also become fully vested in their accrued benefit under the SERP if they die or become disabled while a Company employee. For purposes of calculating the accrued benefit under the plan, Messrs. Carter, Aldridge, Deedy and Jack will be treated as having accrued an additional five years of service if they remain continuously employed by the Company through November 10, 2008.

Certain features of the SERP will be amended prior to December 31, 2006 to avoid negative tax consequences as a result of recent legislation affecting deferred compensation arrangements (Section 409A of the Internal Revenue Code) and additional guidance from the Internal Revenue Service relating to such legislation. These features relate primarily to the timing of payments under the SERP and the executives’ ability to make certain elections as to the form of payment.

The Pension Plan Table below sets forth the estimated annual benefits payable under the SERP upon retirement of a named executive officer at normal retirement age (age 62), computed on the basis of a straight life annuity form of payment, for specified remuneration levels and years of service.

PENSION PLAN TABLE(1)

Years of Credited Services(3)
Final Average Compensation(2)	Class	5	10	15	20	25	30
$250,000	A B	$31,250 25,000	$62,500 50,000	$93,750 75,000	$125,000 100,000	$156,250 125,000	$187,500 150,000
$300,000	A B	37,500 30,000	75,000 60,000	112,500 90,000	150,000 120,000	187,500 150,000	225,000 180,000
$350,000	A B	43,750 35,000	87,500 70,000	131,250 105,000	175,000 140,000	218,750 175,000	262,500 210,000
$400,000	A B	50,000 40,000	100,000 80,000	150,000 120,000	200,000 160,000	250,000 200,000	300,000 240,000
$450,000	A B	56,250 45,000	112,500 90,000	168,750 135,000	225,000 180,000	281,250 225,000	337,500 270,000
$500,000	A B	62,500 50,000	125,000 100,000	187,500 150,000	250,000 200,000	312,500 250,000	375,000 300,000
$550,000	A B	68,750 55,000	137,500 110,000	206,250 165,000	275,000 220,000	343,750 275,000	412,500 330,000
$600,000	A B	75,000 60,000	150,000 120,000	225,000 180,000	300,000 240,000	375,000 300,000	450,000 360,000
$700,000	A B	87,500 70,000	175,000 140,000	262,500 210,000	350,000 280,000	437,500 350,000	525,000 420,000
$800,000	A B	100,000 80,000	200,000 160,000	300,000 240,000	400,000 320,000	500,000 400,000	600,000 500,000
$900,000	A B	112,500 90,000	225,000 180,000	337,500 270,000	450,000 360,000	562,500 450,000	675,000 540,000
$1,000,000	A B	125,000 100,000	250,000 200,000	375,000 300,000	500,000 400,000	625,000 500,000	750,000 600,000

(1)          Mr. Carter is eligible to receive the benefits set forth for benefit class A, and Messrs. Aldridge, Deedy and Jack and Ms. Blackford are eligible to receive the benefits set forth for benefit class B.

(2)          Final average compensation is the annual average of an executive’s compensation earned while designated as a participant in the SERP for the three highest paid years out of the last five calendar years (excluding amounts received prior to November 10, 2003) prior to the executive’s retirement or other termination of employment. Compensation means an executive’s annual base salary and actual short term bonus earned as an employee, including any amounts reduced pursuant to a salary reduction agreement. Compensation does not include any other compensation, including, without limitation, commissions, overtime pay, severance pay, incentive compensation, benefits paid under any tax-qualified plan, any group medical, dental or other welfare benefit plan, amounts realized upon the exercise of a stock option or vesting of restricted stock, noncash compensation, fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, retention payments or any other additional compensation. All salary and bonus reported in the Summary Compensation Table is included in the calculation of final average earnings. Other elements of compensation reported in the Summary Compensation Table or referred to in the footnotes to that table are not included in the calculation of final average earnings.

Had the named executive officers in the Summary Compensation Table retired as of December 31, 2005, they would not have been eligible to receive any compensation under the SERP at that time as their benefits would not have been vested.

As described above, none of the named executive officers currently have any vested benefits under the SERP. As of December 31, 2005, each of Messrs. Carter, Aldridge, Deedy and Jack has been credited with 2.167 years of service and Ms. Blackford has been credited with 1.833 years of service.

Employment Agreements with Executive Officers

In 2006, we entered into amended employment agreements with our CEO and each of our other executives named in the Summary Compensation Table. We amended the employment agreements to provide more uniform treatment upon termination of employment, to generally reduce the level of perquisites, to modify target bonuses for executives, to comply with Section 409A of the Internal Revenue Code and to make certain other changes. The material terms of each of the amended and restated employment agreements are set forth below.

Duration

The amended employment agreement with Mr. Carter ends on November 9, 2007, and the amended employment agreements with our other executives end on December 31, 2006. The term of each agreement automatically extends for additional one-year periods unless either party gives 90 days’ notice before the end of the current term. We may terminate an agreement at any time with or without “cause” (as defined in the amended employment agreement) or because of the executive’s disability. The executive may terminate the agreement either with or without “good reason” (as defined in the amended employment agreement). An amended employment agreement will automatically terminate upon the executive’s death. If we decide not to extend an agreement, it is treated as a resignation by the executive for good reason.

Salary, Bonus and Benefit Plans

Under the amended employment agreements, each executive receives an annual base salary which is reviewed annually by our compensation committee and, in the case of the chief executive officer, by our board of directors. Each executive is eligible for an annual bonus based upon the achievement of performance targets. Mr. Carter’s target annual bonus is 100% of his base salary, and the target annual bonus for each of the other executives is 55% of his or her base salary. In addition, each executive is entitled to participate in our employee benefit plans on the same basis as other senior executives.

Termination and Change in Control Provisions

Termination for Cause; Resignation Without Good Reason.   If an executive is terminated for cause or resigns without good reason, the executive receives only the salary and benefits that are accrued through the date of termination. No special severance benefits are payable.

Termination Due to Death or Disability.   If the executive dies, or if we terminate the executive due to disability, the executive (or his or her estate) receives the accrued salary and benefits through the date of termination, plus a pro-rata portion of the executive’s annual bonus, based on performance against target for the period of the year prior to termination. In addition, in the case of Messrs. Aldridge, Deedy and Jack, all of the stock options and certain of the restricted share awards granted in 2004 will become fully vested.

Termination Without Cause; Resignation for Good Reason(1)

Prior to or More Than One Year After Change in Control.   If an executive is terminated without cause or resigns for good reason either before a change in control occurs or more than one year after a change in control, the executive will receive a severance payment in addition to accrued salary and benefits. Mr. Carter would receive a severance payment of two times his base salary and two times his pro-rata annual bonus earned through the date of termination, based on his performance against target for the comparable portion of the prior year. Each of the other executives would receive a severance payment equal to one times base salary and one times his or her pro-rata annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination. Severance payments are generally paid in cash in a lump sum.

For up to one year after termination, we will also provide the executive with the same health and welfare benefits we provide for active employees. To receive these benefits, the executive must comply with the restrictive covenants contained in the employment agreements and described below. See “Restrictive Covenants” later in this section. In addition, our compensation committee has discretion to vest some or all of the executive’s equity awards. Any performance-based equity awards held by the executive would automatically vest, to the extent the performance targets had been met, regardless of whether the executive had satisfied any service requirements.

Within One Year Following Change in Control.   If the executive is terminated without cause or resigns for good reason within one year following a change in control of the Company, the executive will be entitled to:

•       accrued salary and benefits,

•       severance payment equal to two times the sum of the executive’s base salary and target annual bonus for the year of termination,

•       vesting of all outstanding equity awards, and

•       continuation of health and welfare benefits for a period of one year as described above.

Equity Awards Pursuant to Original Employment Agreements

On February 12, 2004, we issued 330,000 shares of restricted common stock to Mr. Carter. Subject to his continued employment, 12.5% of these shares vest (become unrestricted) at the end of each six-month period beginning on November 10, 2003 and ending on November 10, 2007. Upon a change in control, all of these shares of restricted stock would become fully vested. In addition, if Mr. Carter is terminated  without cause or resigns for good reason before a change in control, a pro-rata portion of the restricted stock award would vest, based on how much of the 48-month vesting period had elapsed prior to his termination. Of this 330,000 share award, 165,000 shares remained unvested at December 31, 2005.

In March 2004, we issued nonqualified stock options to each of Messrs. Aldridge, Deedy and Jack to purchase 150,000 shares of our common stock at $10 per share. These options were amended on November 9, 2005 to increase the exercise prices of 100,000 of the shares subject to each option to the fair market value on the grant date (as described in this proxy statement under “Ten-Year Option Repricings”). The options vest in three equal annual installments beginning on November 10, 2004, provided the executive is employed by us on each vesting date. In addition, in March 2004, we issued to

(1)          Any severance payable under the executive’s employment agreement would be reduced by any other cash severance or similar termination benefits payable under our plans, programs or arrangements, excluding the SERP.

each of Messrs. Aldridge, Deedy and Jack 50,000 shares of our restricted common stock. Subject to the executive’s continued employment with us, this restricted stock will vest, in whole or in part, on November 10, 2006, based on whether our stock has traded at certain target prices. If our stock has traded for at least 20 consecutive trading days at prices of $17.50, $22.50 and $28.50, respectively, one third of the award vests upon the attainment of each target price. The $17.50 and $22.50 trading price targets have already been achieved, so at least 2/3rds of the shares will vest on November 10, 2006, subject to continued employment. If the other target trading price has not been achieved by November 10, 2006, the remaining shares of restricted stock will vest on November 10, 2010, subject to the executive’s continued employment.

In May 2004, we granted Ms. Blackford nonqualified stock options to purchase 45,000 shares of our common stock at an exercise price of $14.40, the fair market value on the date of grant. One third of these options vested in May 2005. Subject to her continued employment with us, the remaining options will vest in equal amounts on the second and third anniversaries of the grant date.

Indemnification Provisions

Pursuant to the amended employment agreements, we will fully indemnify each executive against all liabilities incurred as a result of providing services for us. This indemnification covers liabilities that occur either during or following the executive’s employment. We have also agreed to cover each executive both during and, while potential liability exists, after the employment term under a directors’ and officers’ liability insurance policy that is no less favorable than the policy covering our other directors and senior officers.

Restrictive Covenants

Each of the amended employment agreements contains covenants that apply during the employment term and for a period of twelve months after the executive’s termination of employment. During that period, the executive has agreed not to directly or indirectly:

•       enter into competition with our wire or cable business,

•       solicit such business from our clients or customers other than on our behalf, or

•       solicit or encourage any of our employees or consultants to terminate their relationship with us.

The amended employment agreements also contain covenants that the executive will not at any time divulge our confidential information or make disparaging statements about us or our business.

Officer Perquisites and Business Expenses

Under the amended employment agreements, the named executives are provided certain perquisites consisting of the following:

•       a monthly taxable car allowance of between $1,000 and $1,500,

•       reasonable expenses incurred for financial planning and counseling (not to exceed $7,500 per year),

•       for Messrs. Aldridge and Deedy, premiums for disability insurance consistent with past practice, and

•       for Mr. Jack, certain moving expenses incurred in 2003 and 2004.

Under the amended employment agreements, we reimburse our executives, in accordance with our Company policies, for reasonable business expenses, including telecommunications and computing costs to provide them with effective office capability at home and while traveling. We also reimburse Ms. Blackford for (i) bar licenses and memberships in any state or county in which we request Ms. Blackford to practice law, (ii) reasonable continuing legal education and legal publications, and (iii) reasonable membership fees in certain professional associations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to the Company, by (1) each person known by us to have beneficial ownership of more than 5% of our common stock, (2) each of our directors, (3) each of the named executive officers and (4) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of January 1, 2006, except as otherwise noted.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percent of Class(3)
Marathon Asset Management LLP(4)	2,706,617		15.71%
Artisan Partners Limited Partnership(5)	1,370,700		7.96
Deutsche Bank AG(6)	985,695		5.72
S.A.C. Capital Advisors, LLC(7)	966,931		5.61
J. Carlo Cannell(8)	865,600		5.02
Stephen M. Carter	278,535	(9)	1.62
David S. Aldridge	165,085	(10)	*
Justin F. Deedy, Jr.	165,085	(10)	*
H. Patrick Jack	168,756	(11)	*
Barbara L. Blackford	21,350	(12)	*
Andrew D. Africk	12,167	(13)	*
Denys Gounot	12,467	(13)	*
James F. Guthrie	12,167	(13)	*
Monte R. Haymon	44,317	(14)	*
Andrew P. Hines	12,167	(13)	*
Thomas H. Johnson	0		*
Perry J. Lewis	17,167	(13)	*
All directors and executive officers as a group	909,263	(15)	5.28

*                    Less than one percent.

(1)          Unless otherwise indicated, the address of each beneficial owner is c/o Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339.

(2)          Includes shares subject to stock options that are currently exercisable or exercisable within 60 days of January 1, 2006.

(3)          Based on 17,228,053 shares of common stock outstanding on January 1, 2006.

(4)          Information is based on a Schedule 13G filed with the SEC on January 26, 2006, by Marathon Asset Management LLP (“Marathon) and certain affiliates. The principal business address of Marathon is Orion House, 5 Upper Street, Martin’s Lane, London, WC2H 9EA, United Kingdom. Marathon is a registered investment advisor and holds these securities on behalf of advisory clients, none of which holds more than 5% of the Company’s outstanding stock.

(5)          Information is based on a Schedule 13G filed with the SEC on January 27, 2006 by Artisan Partners Limited Partnership, a registered investment adviser (“Artisan Partners”) and certain affiliates. The principal business address of Artisan Partners is 875 East Wisconsin Avenue, Suite 800, Milwaukee,

Wisconsin 53202. Artisan Partners holds these shares on behalf of its clients and shares voting and investment power as to all such shares.

(6)          Information is based on a Schedule 13G filed with the SEC on January 27, 2006 by Deutsche Bank AG. The principal business address of Deutsche Bank AG is Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany. The shares are held by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates.

(7)          Information is based on a Schedule 13G jointly filed with the SEC on February 14, 2006 by S.A.C. Capital Advisors, LLC and certain affiliates. The principal business address of S.A.C. Capital Advisors, LLC is 72 Cummings Point Road, Stamford, Connecticut  06902. The only parties to this filing claiming beneficial ownership of securities are SAC MultiQuant, CR Intrinsic Investments and Sigma Capital Associates; the remaining parties specifically disclaim beneficial ownership. SAC Capital Advisors LLC has shared voting and investment power as to these shares.

(8)          Information is based on a Schedule 13G filed with the SEC on February 13, 2006, by J. Carlo Cannell, the controlling member of Cannell Capital LLC, an investment advisor (“Cannell Capital”). The principal business address of Mr. Cannell is 150 California Street, Fifth Floor, San Francisco, California 94111. The shares are beneficially owned by Cannell Capital for its investment advisory clients.

(9)          Includes 171,000 shares of restricted common stock.

(10)   Includes 58,824 shares of restricted common stock and options to purchase 100,000 shares of common stock.

(11)   Includes 61,029 shares of restricted common stock and options to purchase 100,000 shares of common stock.

(12)   Includes 6,000 shares of restricted common stock and options to purchase 15,000 shares of common stock.

(13)   Includes 6,667 shares of restricted common stock and options to purchase 4,667 shares of common stock.

(14)   Includes 10,106 shares of restricted common stock and options to purchase 25,000 shares of common stock.

(15)   Includes 399,118 shares of restricted common stock.

STOCK PERFORMANCE GRAPH

The performance graph below is presented for the period beginning on November 10, 2003, the date on which the Company became a publicly traded company, and ending on December 31, 2005, and compares the cumulative total shareowner return on our common stock during such period with the cumulative return on the Russell 2000 Index and with a selected peer group consisting of us and other companies engaged in the wire and cable manufacturing industry. The peer group consists of Belden CDT Inc., CommScope, Inc. and General Cable Corporation. Historical stock performance during this period may not be indicative of future stock performance.

COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
AMONG SUPERIOR ESSEX INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

	11/03	12/03	12/04	12/05
Superior Essex Inc.	$100.00	$125.33	$167.07	$179.20
Russell 2000	100.00	104.63	123.81	129.45
Peer Group	100.00	102.49	126.90	144.30

*                    $100 invested on 11/10/03 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	38,060	(2)	$17.70	(2)	694,218
Equity compensation plans not approved by security holders(3)	1,023,000	(4)	14.11	(4)	—
Total	1,059,000		14.24		694,218

(1)          The Superior Essex Inc. 2005 Incentive Plan (the “2005 Plan”), which was approved by our shareowners on May 3, 2005, provides for the grant by our compensation committee of equity-based and other awards to employees, officers, directors or consultants of the Company and its affiliates. The 2005 Plan replaced the Superior Essex Inc. 2003 Stock Incentive Plan (the “2003 Plan”), as described below. A total of 544,218 shares of our common stock are reserved and available for issuance pursuant to awards granted under the 2005 Plan, plus shares underlying awards currently outstanding under the 2003 Plan that terminate or expire unexercised or are cancelled, forfeited or lapse for any reason. During 2005 our shareholders approved the 2005 Employee Stock Purchase Plan (the “ESPP”), which allows eligible employees to participate in the purchase of the Company’s common stock. A total of 150,000 shares are available for purchase by participants under the ESPP. Shares of the Company’s common stock may be purchased by participants beginning January 1, 2006 at quarterly intervals at a price equal to 95% of the closing price of the Company’s stock on the last day of the quarterly purchase period.

(2)          Excludes shares of restricted stock awarded under the 2005 Plan as follows: (a) 30,000 shares of restricted stock awarded to our non-employee directors; and (b) 118,365 shares of restricted stock awarded in connection with the modification of certain options to comply with Section 409A of the Internal Revenue Code.

(3)          In connection with the plan of reorganization of our predecessor Superior Telecom, Inc., we adopted the 2003 Plan, pursuant to which our compensation committee could grant stock options or restricted stock awards to employees, non-employee directors and certain service providers. The 2003 Plan authorizes grants of awards or options to purchase up to 1,833,333 shares of authorized but unissued common stock, stock held in treasury or both. Stock options can be granted with an exercise price less than, equal to or greater than the stock’s fair market value at the date of grant. The term of stock options granted may not exceed ten years. The 2003 Plan was described in the disclosure statement provided in connection with the plan of reorganization and was part of the plan of reorganization approved by all voting classes of creditors and by the bankruptcy court, but was not separately approved by shareowners following formation of the Company. No additional awards may be granted under the 2003 Plan.

(4)          Excludes shares of restricted stock awarded as follows: (a) 330,000 shares of restricted stock awarded to our Chief Executive Officer pursuant to his employment contract and the 2003 Plan; (b) 150,000 shares of restricted stock awarded to our executive vice presidents pursuant to their respective employment agreements and the 2003 Plan; (c) 15,000 shares of restricted stock awarded to our directors pursuant to the 2003 Plan; and (d) 65,683 shares of restricted stock awarded to various members of management of the Company pursuant to the 2003 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrew D. Africk, who became one of our directors on the effective date of the plan of reorganization, is a senior partner of Apollo Management, L.P., an affiliate of which held secured debt of Superior TeleCom and was therefore entitled to receive, pursuant to the plan of reorganization, 2,477,288 shares of our common stock, 750,693 shares of the series A preferred stock of our subsidiary, Superior Essex Holdings, and $21.8 million principal amount of senior notes of Superior Essex Communications and Essex Group. In April 2004, Superior Essex Communications and Essex Group redeemed the outstanding senior notes, including the notes held by Apollo, with proceeds of a new offering. In addition, Apollo and other initial holders of our common stock were parties to a registration rights agreement with the Company. In December 2004, Apollo exercised its rights under the registration rights agreement to an underwritten offering, and the Company effected a secondary offering of substantially all common stock held by Apollo. Apollo also sold its shares of preferred stock of Superior Essex Holdings. Consequently, Apollo no longer holds any common stock, preferred stock or debt of the Company and its affiliates.

Denys Gounot, a member of our board of directors, is the owner of DG Network. As of February 1, 2005, we entered into a consulting agreement with DG Network under which DG Network provided consulting services to the Company in connection with the combination of the Company’s winding wire operations in the UK with Nexans’ European winding wire operations. The consulting agreement was amended as of July 1, 2005 to extend the term through the closing of the joint venture between the Company and Nexans (October 21, 2005). Under the terms of the consulting agreement, Mr. Gounot was the primary person providing the consulting services, and we paid DG Network fees of $25,000 per month, plus expenses. These fees totaled $283,453 in 2005. The consulting agreement was approved by the Company’s disinterested directors. The board of directors determined that under its governance principles and applicable law, payments made by the Company to DG Network resulted in Mr. Gounot not being considered an “independent director.”  The disinterested directors considered this issue in approving the consulting agreement, but determined that Mr. Gounot’s unique experiences and skills, including his historical position at Alcatel when the Nexans winding wire business reported to him, made the consulting agreement in the best interests of the Company and its shareowners.

Upon the closing of the transaction on October 21, 2005, Mr. Gounot was named chair of the board of Essex Nexans Europe SAS, the holding company for our joint venture with Nexans. As of January 18, 2006, the Company entered into a new consulting agreement with DG Network, pursuant to which DG Network will receive an annual fee of $150,000, payable in equal monthly installments in advance, for providing consulting services to Essex Nexans and as payment to Mr. Gounot for serving as chair of Essex Nexans. The payments are effective as of October 21, 2005. DG Network will be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with the provision of consulting services. The consulting agreement may be terminated by either party upon 60 days prior notice.

In addition, the Company and Mr. Gounot entered into an agreement providing for Mr. Gounot to receive 3,000 shares of the Company’s restricted common stock vesting on December 31, 2006 as additional compensation for serving as chair of Essex Nexans, subject to his continued service in that capacity through the vesting date. Mr. Gounot will also be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with serving as chair of Essex Nexans.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with a copy of all Section 16(a) forms they file.

The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of these reports furnished to us or written representations to the Company by its executive officers, directors and greater than ten percent beneficial owners.  Other than one late filing described below, we believe that during fiscal year 2005, all directors, executive officers and greater than ten percent beneficial owners complied with the Section 16(a) requirements. Ms. Blackford made one late Form 4 filing (reporting one transaction) due to an administrative error at the Company.

Availability of 10-K and Annual Report

SEC rules require us to provide an Annual Report to shareowners who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 are available to any shareowner without charge upon written request to Superior Essex Inc. to the attention of Peggy Tharp, 150 Interstate North Parkway, Atlanta, GA 30339. You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov.

DELIVERY OF THIS PROXY STATEMENT

SEC rules permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with accountholders who are Superior Essex Inc. shareowners will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowner. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or, if you are a shareowner of record, direct your written request to Superior Essex Inc., Attention: Peggy Tharp, 150 Interstate North Parkway, Atlanta, GA 30339 or contact Ms. Tharp at (770) 657-6000.

Shareowners who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a shareowner is a shareowner of record of our shares, they should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 59 Maiden Lane, New York, NY 10038, attention: Paula Caroppoli.

APPENDIX A

SUPERIOR ESSEX INC.

Audit Committee Charter

This document sets forth the policy of Superior Essex Inc. (the “Company”) concerning the establishment and operation of the Company’s Audit Committee (the “Committee”), including its role, composition, authority, responsibilities and duties.

1.                 Members

The Committee will be comprised at all times of at least three independent directors. The members of the Committee shall be appointed by the Board of Directors (the “Board”). All members of the Committee shall meet the independence, experience and financial literacy requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities and Exchange Commission’s (the “Commission”) rules and regulations, all as in effect from time to time. The Committee will have at least one member who meets the definition of an “audit committee financial expert,” as such term is defined by the Commission. Unless a chair is appointed by the Board, the members of the Committee shall designate a chair by majority vote.

2.                 Purpose

The Committee is appointed by the Board to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In that regard, the Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial condition and reporting.

As an active participant in the oversight of these critical processes, the Committee contributes to maintaining the high quality of these processes. High quality risk management, financial accounting and regulatory compliance processes not only enhance management decision-making and corporate governance, but also serve to maintain stockholder confidence in the Company’s leadership and management who have been entrusted to protect stockholder interests and to optimize the return on stockholders’ investments.

3.                 Administration and Operations

The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws or the Board’s Governance Principles, the Committee may fix its own rules of procedure. The Secretary of the Company shall serve as the Secretary of the Committee. The Secretary of the Committee shall prepare the minutes of each meeting of the Committee and, following approval by the Committee, shall send them to all members of the Board.

4.                 Rights, Authority, Duties and Responsibilities

The Committee shall have the right, authority, duty and responsibility to:

Financial Statement and Disclosure Matters

a)                Review and discuss with management and the independent auditor the Company’s annual audited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K (“Form 10-K”).

b)               Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its quarterly report on Form 10-Q (“Form 10-Q”), including results of the independent auditor’s review of the quarterly financial statements.

c)                Review and evaluate management’s assessment of the Company’s financial review and audit functions, including:

(i)            Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(ii)        Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

(iii)    The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

d)               Conduct open and frank discussions with the Company and the independent auditors regarding the independent auditors’ evaluation about the quality of the Company’s accounting principles and estimates in its financial statements.

e)                Review and discuss quarterly reports from the independent auditors regarding, (i) all critical accounting policies and practices to be used and the appropriateness thereof, (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

f)                  Review and discuss with management all earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

Oversight of Company’s Relationship with Independent Auditors

g)                Assume direct and sole responsibility for the appointment, compensation, retention, oversight and termination of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

h)               Pre-approve all audit services and permissible non-audit services to be performed by the independent auditors (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Committee prior to completion of the audit). The Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee. Such members must then report to the full Committee at each scheduled meeting whether such members pre-approved any audit or non-audit services. For any proposed pre-approved service, the independent auditors will provide detailed back-up documentation, which will be provided to the Committee, regarding the specific services to be provided. The Committee may not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

i)                  At least annually, obtain and review a formal written statement by the independent auditors describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors to the extent such report discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the independent auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

j)                   At least annually, obtain and review a report from the independent auditors regarding: (i) the audit firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, including the Public Company Accounting Oversight Board, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company. Evaluate annually the qualifications, performance and independence of the independent auditors, taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

k)               Review and approve reports from the independent auditors as required by Independence Standards and current Statements on Auditing Standards.

l)                  Review with the independent auditors any audit problems or difficulties and management’s response to such matters.

m)           Set clear hiring policies for employees or former employees of the independent auditors.

Oversight of the Company’s Internal Audit Function

n)               Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

o)               Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

p)               The Committee shall inquire as to and discuss whether the CEO and CFO have become aware during their certification process for the Form 10-K and Form 10-Q, of (i) significant deficiencies and material weaknesses in the design or operation of the Company’s internal control system and (ii) any fraud involving management or other employees who have significant roles in the Company’s internal controls over financial reporting.

q)               Review the significant reports to management prepared by the internal auditing department and management’s responses.

r)                 Oversee the maintenance of the Company’s internal audit function, including the appointment and replacement of the senior auditing executive, review of budget and staffing and scope of internal audit plans. The internal auditors shall have direct reporting responsibility to the Committee.

Compliance Oversight

s)                 Review with management policies and guidelines with respect to risk management and risk assessment, including with respect to the monitoring, control and disclosure of applicable risks.

t)                  Obtain assurance from the independent auditors that Section 10A(b) of the Exchange Act relating to disclosure of certain illegal acts has not been implicated.

u)               Establish procedures for the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

v)                Review and approve all related-party transactions of a type required to be disclosed in any periodic report or proxy statement filed by the Company with the Commission to the extent required under the Company’s Governance Principles.

w)             Review with the Company’s General Counsel or other legal counsel legal matters that may have a material impact on the Company’s financial statements, internal controls over financial reporting and any material reports or inquiries received from regulators or governmental agencies.

Miscellaneous

x)                Consider such other matters in relation to the financial affairs of the Company, and in relation to the internal and external audit of the Company, as the Committee may, in its discretion, determine to be advisable.

y)                Delegate such authority and responsibilities of the Committee as it deems appropriate and periodically review the use of such delegations.

z)                Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

5.                 Engaging Independent Auditors and Outside Advisors

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any separate advisors retained by the Committee, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors.

6.                 Limitation of Committee’s Role

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

7.                 Meetings

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Committee shall hold separate meetings periodically with management, internal auditors (or other personnel responsible for the internal audit function), as applicable, and independent auditors. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary or desirable. The Committee may adopt such procedures as it deems appropriate and necessary to carry out the duties and responsibilities of the Committee.

8.                 Committee Evaluation

The Committee shall annually evaluate its effectiveness and the adequacy of its charter and report the results of its evaluation to the Board. In conducting this evaluation, the Committee may establish such processes as it deems appropriate.

APPENDIX B

SUPERIOR ESSEX INC.

Policy Regarding Evaluation of Director Candidates

General

The Governance and Nominating Committee (the “Committee”) has the responsibility and authority to recommend to the Board of Directors (the “Board”) qualifications for nominees to the Board and the criteria and procedures for the evaluation of candidates for nomination to the Board. This Policy has been recommended by the Committee and approved by the Board.

Identification of Candidates

Shareowners Nominations.   The Committee will consider written proposals from shareowners for Director candidates. Any such proposal must be submitted to the Committee in a manner that complies with the provisions of the Company’s Bylaws for submission of shareowner proposals.

In evaluating any candidates that are proposed by shareowners, the Committee will follow the same process and apply the same criteria as it does for candidates identified by the Committee or the Board.

Unsolicited Offers and Recommendations.   The Committee may consider unsolicited written offers by individuals seeking to serve as director and unsolicited written recommendations of director candidates from shareowners or third parties. Unsolicited offers should be sent by mail to the Governance and Nominating Committee c/o Corporate Secretary at the Company’s principal offices or such other address as is posted to the Company’s website by the Secretary. Such offers and recommendations will be forwarded to the Chair of the Governance and Nominating Committee for evaluation.

Candidate Search.   The Committee may conduct a search for director candidates in any manner it considers appropriate, including hiring third parties that may be paid by the Committee to assist in identifying or evaluating candidates or seeking nominees from existing directors or management.

Candidate Evaluations

A candidate is evaluated by the Committee before recommending the candidate to the full Board for nomination, election or re-election.

Evaluation Criteria.   This evaluation process includes a determination of whether the candidate meets the written criteria established by the Board in the Governance Principles and the qualifications described below.

The Committee may also apply in its evaluation any additional objective or subjective criteria that it develops related to specific skills, experience, qualities or characteristics that are being sought by the Board in candidates at the time.

Background Checks.   The evaluation of any candidate for initial election will include reviewing the candidate’s resume or other biographical information. In addition, before a candidate is recommended to the Board, the Committee will require a background check to confirm the candidate’s qualifications and conduct any other criminal and other background investigations as the Committee decides are appropriate.

Candidate Interviews.   The evaluation of any particular candidate may include personal interviews with various members of the Committee, the Board and the Company’s management.

Other.   Before a nominee is recommended to the Board for initial election, the candidate must indicate in writing their agreement to serve on the Board and complete a director’s questionnaire.

Director Qualifications and Evaluation Considerations

Directors of the Company should possess, at a minimum, the following qualities:

(i)                  The highest ethics, integrity and values;

(ii)              An outstanding personal and professional reputation;

(iii)          Professional experience that adds to the mix of the Board as a whole;

(iv)            The ability to exercise independent business judgment;

(v)                Freedom from conflicts of interest;

(vi)            Demonstrated leadership skills; and

(vii)        The willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director.

In evaluating Director candidates, the Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareowner interests. In so doing, the Committee will consider an appropriate balance of experience, skills and background, will ensure that at least two-thirds of the Directors are Independent Directors and apply the criteria that it deems appropriate, including the following:

(i)                  Whether the candidate possesses the qualities described above;

(ii)              Whether the candidate qualifies as an Independent Director under the Company’s guidelines;

(iii)          The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age sex and race;

(iv)            The candidate’s management experience in complex organizations and experience in dealing with complex business problems;

(v)                The extent of the candidate’s experience at a strategy- or policy-setting level in business, government, education, technology or public interest organization;

(vi)            The candidate’s past or current service on the board of directors of public or private companies, charitable organizations and community organizations or in roles dealing with such boards;

(vii)        The candidate’s familiarity with issues affecting the Company’s businesses;

(viii)    The candidate’s other commitments, such as employment and other board positions;

(ix)            Whether the candidate would qualify under the Company’s Governance Principles for membership on a Board Committee;

(x)                The candidate’s ability to advance constructive debate and a collaborative culture;

(xi)            A candidate who is the Chief Executive Officer of another company should not serve on the boards of more than two other public companies; and

(xii)        No candidate should serve on the boards of more than four other public companies.

In evaluating whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Selection Process

The Committee considers qualified candidates based on all of the information obtained in the evaluation process. The Committee may develop a matrix or other tool to aid it in selecting a candidate based on the candidate’s attributes, the mix of attributes of existing directors, and the attributes being sought. Following a discussion of a candidate’s attributes, and taking into consideration the information gathered during the evaluation process and the needs of the Board and the Company at the time, the Committee decides whether to recommend a potential nominee to the full Board for election. Final selection of a nominee recommended by the Committee is determined by the full Board.

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FORM OF PROXY

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SUPERIOR ESSEX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREOWNERS

MAY 2, 2006

Cobb Galleria Centre

Two Galleria Parkway, Suite 120

Atlanta, Georgia

The undersigned shareowner(s) of Superior Essex Inc., a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Stephen M. Carter, David S. Aldridge and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on May 2, 2006 at 1:00 p.m., Eastern Daylight Time, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

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1.	To elect Monte R. Haymon	☐FOR All Nominees
	and Andrew P. Hines as Class III	☐ WITHHOLD Authority for
	Directors of the Company	For All Nominees
	with terms expiring in 2009	☐ FOR ALL, EXCEPT
☐ Monte R. Haymon
☐ Andrew P. Hines

The board of directors Recommends a Vote FOR each of the nominees.

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2.	To ratify the appointment of Deloitte & Touche LLP as	☐ FOR
	the Company’s independent registered public accountants	☐ AGAINST
	for 2006.	☐ ABSTAIN

The board of directors Recommends a Vote FOR ratification.

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NOTE:  With respect to such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received, this proxy will be voted in the discretion of the named proxies.

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YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER (S).  IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ABOVE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF SHAREOWNER	DATE:
SIGNATURE OF SHAREOWNER	DATE:

Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.